UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2009
Date of Report (Date of earliest event reported)

Prospect Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	333-114552	43-2048643
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor
New York, NY 10016
 (Address of principal executive offices and zip code)

 (Registrant's telephone number, including area code) 212-448-0702

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

Effective December 2, 2009, Patriot Capital Funding, Inc. (“Patriot”) was merged with and into Prospect Capital Corporation (“Prospect” or the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and between Prospect and Patriot, dated August 3, 2009 (the “Merger”). As a result of the Merger, Patriot has ceased to exist as a separate corporation.

Pursuant to the terms of the Merger Agreement, each outstanding share of common stock of Patriot, after adjusting for the restricted share cancellation and the shares issued in conjunction with the final dividend issued by Patriot, was converted into the right to receive 0.363992 shares of Prospect common stock, resulting in the conversion to approximately 8,444,000 newly issued shares of Prospect common stock, subject to adjustment for fractional shares to be paid in cash.

Upon the consummation of the Merger, Prospect repaid the outstanding amount of the Patriot credit facility totaling $107.3 million through cash on hand and $60 million drawn on Prospect's previously undrawn credit facility.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on August 5, 2009 and is incorporated herein by reference.

Item 8.01.                      Other Events.

On December 2, 2009, the Company issued a press release reporting the consummation of the Merger.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                      Financial Statements & Exhibits.

(a)           The financial statements required to be provided herein pursuant to Regulation S-X were included in the Company’s Prospectus Supplement, dated November 25, 2009, to its Registration Statement filed on Form N-2 (Reg. No. 333-143819) filed on November 25, 2009, which is incorporated by reference in this Item 9.01(a).

(b)           The Company's unaudited pro forma condensed combined financial statements as of and for the three months ended September 30, 2009 and for the year ended June 30, 2009, and the notes related thereto, required by Item 9.01(b) of Form 8-K, were included in the Company’s Prospectus Supplement, dated November 25, 2009, to its Registration Statement filed on Form N-2 (Reg. No. 333-143819) filed on November 25, 2009, which is incorporated by reference in this Item 9.01(b).

Exhibit No.	Description

99.1	Press Release of Prospect Capital Corporation, dated December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2009	Prospect Capital Corporation

By: /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer